EXHIBIT 99.1

MannKind Announces Closing of Global Licensing Agreement With Sanofi

VALENCIA, Calif., Sept. 24, 2014 (GLOBE NEWSWIRE) -- MannKind Corporation (Nasdaq:MNKD) today announced the closing of a worldwide exclusive collaboration and licensing agreement with Sanofi for development and commercialization of Afrezza® (insulin human) Inhalation Powder, a new rapid-acting inhaled insulin therapy for adults with type 1 and type 2 diabetes.

The closing follows completion of the US Federal Trade Commission's review of the transaction under the Hart-Scott-Rodino Act and the completion of documentation related to the $175 million loan facility being provided to MannKind by an affiliate of Sanofi in connection with the collaboration and license agreement.

Under the terms of the collaboration and license agreement, MannKind will receive a $150 million upfront payment within ten days of the closing.

About MannKind Corporation

MannKind Corporation (Nasdaq:MNKD) focuses on the discovery, development and commercialization of therapeutic products for patients with diseases such as diabetes. MannKind maintains a website at www.mannkindcorp.com to which MannKind regularly posts copies of its press releases as well as additional information about MannKind. Interested persons can subscribe on the MannKind website to e-mail alerts that are sent automatically when MannKind issues press releases, files its reports with the Securities and Exchange Commission or posts certain other information to the website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Words such as "believes", "anticipates", "plans", "expects", "intend", "will", "goal", "potential" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company's current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risks detailed in MannKind's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2013 and periodic reports on Form 10-Q and Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

CONTACT: Company Contact:
         Matthew J. Pfeffer
         Chief Financial Officer
         661-775-5300
         mpfeffer@mannkindcorp.com